Pricing Supplement No. 7       Dated 10/22/98          Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and             File No. 33-58667
Prospectus Supplement dated May 24, 1996  )      CUSIP No. 78355H HC6


$100,000,000


RYDER SYSTEM, INC.

Medium-Term Notes, Series 14
(Registered Notes--Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:          $15,000,000

Issue Price:                      100

Issue Date:                   10/27/98

Maturity Date:                10/28/07

Interest Rate:                   6.65%

Form:  [x] Book Entry                     [ ]  Certificated

Redemption:    [x]    The Notes cannot be redeemed prior to maturity.
               [ ]    The Notes may be redeemed prior to maturity.

     Terms of Redemption:            -     -

Repayment at option of holder:       [x]   The holder has no option to
                                           elect repayment of the Notes
                                           prior to maturity.

                                     [ ]   The Notes are repayable prior
                                           to maturity at the option of
                                           holder.

     Terms of Repayment:             -

Discount note:    [  ]  Yes          [x]  No

     Total Amount of OID:            -

     Yield to Maturity:              -

     Initial Accrual Period OID:     -

Name of Agent and Agent's Discount or Commission:

               Salomon Smith Barney          $90,000


Additional Terms: